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                                                                 Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of our reports dated February 24, 1997 appearing in or incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 27, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement. We also consent to the inclusion in this Registration Statement of our reports dated January 5, 1998 relating to the audits of the balance sheets of Merrill Lynch Preferred Funding III, L.P. and Merrill Lynch Preferred Capital Trust III, and Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV, appearing in this prospectus, which is included in this Registration Statement.




/s/ Deloitte & Touche LLP


January 5, 1998
New York, New York